As filed with the Securities and Exchange Commission on January 20, 1999

                                              Registration No. 333-________

   =======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ____________________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                        ____________________________

                           CASTLE BANCGROUP, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                              36-3238190
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or  organization)               Identification No.)

                          121 West Lincoln Highway
                           DeKalb, Illinois 60115
                  (Address of principal executive offices)

                           CASTLE BANCGROUP, INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                          (Full title of the plan)

                             Mr. John W. Castle
                            Chairman of the Board
                          121 West Lincoln Highway
                           DeKalb, Illinois 60115
                   (Name and address of agent for service)

                               (815) 758-7007
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                               Gary L. Mowder
                            Schiff Hardin & Waite
                              6600 Sears Tower
                        Chicago, Illinois 60606-6473
                               (312) 258-5514
                         ___________________________

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

                                                                       PROPOSED        PROPOSED
                                                                       MAXIMUM         MAXIMUM
                                                        AMOUNT         OFFERING        AGGREGATE        AMOUNT of
                                                         TO BE         PRICE PER       OFFERING        REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED               REGISTERED       SHARE(1)        PRICE(1)           FEE(1)
   ------------------------------------               ----------       --------        --------        ------------
   Common Stock $.33 par value                        150,000(2)        $19.18        $2,877,000           $849


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated herein by reference:

        (a) The Annual Report on Form 10-K of Castle BancGroup, Inc. (the "Registrant") for the fiscal year ended December 31, 1997;

        (b) The Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

        (c)  The Registrant's Current Report on Form 8-K dated June 24,
             1998; and

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 24, 1995.

        All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

        Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Article 6 of the By-Laws of the Registrant and Article Eleventh of the Restated Articles of Incorporation of the Registrant provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6 hereof.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeKalb, and State of Illinois, on this 17th day of December, 1998.

                                      CASTLE BANCGROUP, INC.
                                      (Registrant)



                                      By:  /s/ John W. Castle
                                          -------------------------------
                                           John W. Castle
                                           Chairman of the Board and
                                           Chief Executive Officer


                              POWER OF ATTORNEY
                              -----------------

        Each person whose signature appears below appoints John W. Castle, as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this Registration Statement that such attorney will deem necessary or desirable to enable the Registrant to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock of the Registrant that are subject to this Registration Statement, which amendments may make such changes in such Registration Statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                   Date
               ---------                                 -----                                   ----
  /s/ John W. Castle                         Chairman of the Board, Chief                  December 17, 1998
  ---------------------------------         Executive Officer and Director
          John W. Castle                     (Principal Executive Officer)


  /s/ Micah R. Bartlett                      Vice President and Controller                 December 17, 1998
  ---------------------------------        (Principal Financial Officer and
          Micah R. Bartlett                           Controller)

  /s/ Bruce P. Bickner                                 Director                            December 17, 1998
  ---------------------------------
          Bruce P. Bickner


  /s/ Robert T. Boey                                   Director                            December 17, 1998
  ---------------------------------
          Robert T. Boey


  /s/ Kathleen L. Halloran                             Director                            December 17, 1998
  ---------------------------------
          Kathleen L. Halloran


  /s/ Peter H. Henning                                 Director                            December 17, 1998
  ---------------------------------
          Peter H. Henning

  /s/ Donald E. Kieso                                  Director                            December 17, 1998
  ---------------------------------
          Donald E. Kieso


  /s/ Richard C. McGinity                              Director                            December 17, 1998
  ---------------------------------
          Richard C. McGinity


                              INDEX TO EXHIBITS
                              -----------------


   Exhibit
    Index
   -------

      5           Opinion of Schiff Hardin & Waite.

     23.1         Consent of KPMG LLP.

     23.2 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5).